Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated January 23, 2008, on the consolidated financial statements of Motorsports Authentics, LLC for the years ended November 30, 2007 and 2006, which are included in the Annual Report of International Speedway Corporation on Form 10-K for the year ended November 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of International Speedway Corporation on Form S-8 (File No. 333-65868, effective July 26, 2001).

/s/ Grant Thornton LLP

Charlotte, North Carolina
January 25, 2008